EXHIBIT 5.0


                                                April 6, 1998



Benjamin Moore & Co.
51 Chestnut Ridge Road
Montvale, NJ  07645

Dear Sirs:

     I am the Secretary and General Counsel of Benjamin Moore & Co., a New Jersey corporation (the "Company"). I have acted as counsel to the Company in connection with the issuance of up to 800,000 shares (the "Shares") of Common Stock, par value $10.00 per share, of the Company pursuant to the Benjamin Moore & Co. Employees' Stock Purchase Plan (the "ESPP").

     I have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as I have deemed relevant or necessary as the basis of the opinion hereinafter expressed. In all such examinations I have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of conformed or reproduction copies submitted to me. As to various questions of fact relevant to such opinion, I have relied upon certificates and statements of public officials, officers or representatives of the Company and others.

     Based upon the foregoing, and subject to the limitations set forth herein, it is my opinion that the issuance of the Shares pursuant to the ESPP has been duly authorized and that such shares, when issued and paid for (with the consideration received by the Company being not less than the par value thereof) in accordance with the ESPP, will be validly issued, fully paid and nonassessable.

     I am admitted to the Bar of the State of New York. The opinion expressed herein is limited to the New Jersey Business Corporation Act.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the registration of the Shares and to the reference to my name in the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Exchange Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                    Very truly yours,
                                    BENJAMIN MOORE & CO.


                                    /s/ John T. Rafferty
                                    --------------------
                                    John T. Rafferty
                                    General Counsel & Secretary



JT/kd
Encs.